EXHIBIT 99.1

SUPPLEMENTAL INFORMATION

The following data represents supplemental information relating to American Physicians Capital, Inc.’s medical professional liability line of business:

	Reported Claim Count
	Excluding			Total
Three Months Ended	Florida	Florida		(All States)
March 31, 2004	515	10		525
December 31, 2003	467	62		529
September 30, 2003	566	65		631
June 30, 2003	588	106		694
March 31, 2003	602	201	*	803
December 31, 2002	668	106		774
September 30, 2002	579	150		729
June 30, 2002	617	131		748
March 31, 2002	648	119		767

	Net Earned Premium (in thousands)
	Excluding		Total
Three Months Ended	Florida	Florida	(All States)
March 31, 2004	$41,793	$281	$42,074
December 31, 2003	37,833	1,431	39,264
September 30, 2003	38,279	2,764	41,043
June 30, 2003	32,463	5,912	38,375
March 31, 2003	34,700	4,785	39,485
December 31, 2002	34,151	6,431	40,582
September 30, 2002	33,608	6,481	40,089
June 30, 2002	28,724	6,300	35,024
March 31, 2002	26,760	6,191	32,951

		Average Net
	Open	Case Reserve	Average Net
Three Months Ended	Claim Count	Per Open Claim	Paid Claim
March 31, 2004	4,103	$95,400	$55,200
December 31, 2003	4,447	87,600	55,100
September 30, 2003	4,780	82,200	82,200
June 30, 2003	4,788	79,800	60,300
March 31, 2003	4,830	75,400	71,500
December 31, 2002	4,863	70,900	55,100
September 30, 2002	4,941	67,800	67,200
June 30, 2002	4,878	66,100	74,100
March 31, 2002	4,828	63,400	72,800

Notes:

All values exclude experience from investment in Physicians Insurance Company (Florida).
* Includes 76 claims reported by 4 physicians at the end of their coverage with the company.

	Retention Ratio
	Three Months Ended	Year Ended
	March 31, 2004	2003
Illinois	79%	73%
Kentucky	81%	69%
Michigan	86%	86%
New Mexico	91%	93%
Ohio	87%	68%
Total (all states)	85%	68%